As   filed  with  the  Securities  and  Exchange  Commission  on
March 26, 1999

Registration No. 333-_____

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549

                                     FORM S-3
                              REGISTRATION STATEMENT
                                       UNDER
                            THE SECURITIES ACT OF 1933

                              NATIONAL CITY BANCSHARES, INC.
                  (Exact name of registrant as specified in its charter)

          INDIANA                            6712                 35-1632155
(State or other jurisdiction of  (Primary Standard Industrial  (IRS Employer
incorporation or organization)   Classification Code Number)   Identification
                                                                   Number)

                                      227 MAIN STREET
                                       P.O. BOX 868
                              EVANSVILLE, INDIANA  47705-0868
                                       (812) 464-9677
(Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)



                                      ROBERT A. KEIL
                              NATIONAL CITY BANCSHARES, INC.
                                      227 MAIN STREET
                                       P.O. BOX 868
                              EVANSVILLE, INDIANA  47705-0868
                                      (812) 464-9677
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  COPIES TO:
                            DAVID C. WORRELL, ESQ.
                                BAKER & DANIELS
                           300 NORTH MERIDIAN STREET
                                  SUITE 2700
                         INDIANAPOLIS, INDIANA  46204
                                (317) 237-0300



APPROXIMATE  DATE  OF  COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES  TO  THE
PUBLIC: FROM TIME TO TIME AFTER  THE  EFFECTIVE   DATE   OF  THIS
REGISTRATION  STATEMENT  AS DETERMINED BY MARKET CONDITIONS.


If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the followingbox. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
____________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. [    ] ____________________

If delivery of the prospectus is  expected  to  be  made  pursuant to Rule 434,
please check the following box.  [    ]

                                                  CALCULATION OF REGISTRATION FEE
      TITLE OF EACH CLASS OF        AMOUNT TO BE      PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
    SECURITIES TO BE REGISTERED      REEGISTERED      OFFERING PRICE          AGGREGATE            REGISTRATION FEE
                                                       PER UNIT (2)        OFFERING PRICE (2)
Common Stock, without par value     312,850 (1)       $27.00               $8,446,950              $2,348.25
(1)      Includes 5,574 shares issuable upon exercise of outstanding options to acquire Common Stock.
(2)      Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the
         Securities Act, using the average of the high and low sales prices of the Common Stock as reported by the Nasdaq Stock
         Market on March 23, 1999, which was $27 per share.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                  SUBJECT TO COMPLETION, DATED MARCH 26, 1999

PROSPECTUS                                                              [LOGO]

                                312,850 SHARES
                  NATIONAL CITY BANCSHARES, INC.
                           COMMON STOCK


      The information in this prospectus is not complete, and may be changed. This prospectus is included in a registration statement that has been filed with the Securities and Exchange Commission. The selling shareholders cannot sell these securities until that registration statement becomes effective. This prospectus is an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                        NATIONAL CITY BANCSHARES, INC.
                                227 MAIN STREET
                                 P.O. BOX 868
                        EVANSVILLE, INDIANA  47705-0868
                                (812) 464-9677
                               ________________

   This prospectus covers the sale of up to 312,850 shares of common stock of National City Bancshares, Inc. ("NCBE").

   Our common stock trades on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol "NCBE". On April __, 1999, the last sale price of our common stock as reported by Nasdaq was $________ per share.

   The shareholders named in this prospectus are offering these shares for sale. Any or all of these shares may be sold, from time to time, by means of ordinary brokerage transactions or otherwise. See "Plan of Distribution." We will receive none of the proceeds of the sale of these shares.

   INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN  RISKS.   SEE  "RISK FACTORS"
BEGINNING ON PAGE 4.

                              __________________

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                              ___________________

                The date of this prospectus is April __, 1999.

   We have not authorized anyone (including any salesman or broker) to give oral or written information about this offering that is different from the information included in this prospectus or that is not included in this prospectus.


                               TABLE OF CONTENTS

                                                                          PAGE

WHERE YOU CAN FIND MORE INFORMATION..........................................3

RISK FACTORS.................................................................4
   Risks Associated with Acquisitions 4
   Impact of Interest Rate Changes 4
   Credit Risks 4
   Regulatory Risks 5
   Exposure to Local Economic Conditions 5
   Competition 5
   Risks Relating to Year 2000 Problem 5

ABOUT NCBE...................................................................6

USE OF PROCEEDS..............................................................6

SELLING SHAREHOLDERS.........................................................6

PLAN OF DISTRIBUTION.........................................................7

LEGAL MATTERS................................................................9

EXPERTS......................................................................9


   References in this prospectus to "we," "us," "our" and "NCBE' refer to National City Bancshares, Inc. and its subsidiaries.

                      WHERE YOU CAN FIND MORE INFORMATION

   Federal securities law requires NCBE to file information with the Securities and Exchange Commission concerning its business and operations. Accordingly, NCBE files annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

   <circle>New York Regional Office, Seven World Trade Center, Suite 1300,
      New York, New York  10048

   <circle>Chicago Regional Office, Citicorp Center, 500 West Madison Street,
      Suite 1400, Chicago, Illinois  60661

   You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that, like NCBE, file information electronically with the Commission. You can also inspect information about NCBE at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, Washington, D.C. 20006.

   The Commission allows NCBE to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the Commission. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede the information we've included in this prospectus. We incorporate by reference the documents listed below. We also incorporate by reference any future filings NCBE makes with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders sell all of the shares or until the offering of the shares is otherwise ended. This prospectus is part of a registration statement that we filed with the Commission (Registration No. 333- ______________).


FILINGS                                                           PERIOD
Annual Report on Form 10-K                                        Year ended December 31, 1998
Proxy Statement                                                   Filed April 22, 1998

The description of NCBE Common Stock set forth in the Registration Statement on Form 8-A/A dated June 12, 1998, including any amendment or report filed with the Commission for the purpose of updating such description.

   You can request a free copy of these filings by writing or calling us at the following address:

                        National City Bancshares, Inc.
                                 P.O. Box 868
                        Evansville, Indiana  47705-0868
                        Attention:  Investor Relations
                                (812) 464-9677

   You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone else to provide you with different information or additional information. The selling shareholders will not make an offer of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of these documents.


                                 RISK FACTORS

   INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. THIS SECTION DESCRIBES SOME, BUT NOT ALL, OF THESE RISKS. THE ORDER IN WHICH THESE RISKS ARE LISTED DOES NOT NECESSARILY INDICATE THEIR RELATIVE PRIORITY. YOU SHOULD CAREFULLY CONSIDER THESE RISKS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK.

   THIS PROSPECTUS (INCLUDING INFORMATION INCLUDED OR INCORPORATED BY REFERENCE HEREIN) CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WITH RESPECT TO OUR FINANCIAL CONDITION, RESULTS OF OPERATIONS, PLANS, OBJECTIVES, FUTURE PERFORMANCE AND BUSINESS. THESE STATEMENTS INCLUDE WORDS SUCH AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE" OR SIMILAR EXPRESSIONS. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS.

RISKS ASSOCIATED WITH ACQUISITIONS

   We have grown significantly in recent years as a result of acquisitions. During 1998, we acquired eleven financial institutions and one branch. Our future profitability will depend upon our ability to improve the profitability of acquired companies and to realize expected operational synergies. Acquisitions involve numerous risks, including unexpected costs or other difficulties in assimilating operations of acquired companies, diversion of our attention from other business concerns, risks of entering new geographic markets, loss of key employees of acquired companies and the risks of undisclosed liabilities. Acquisitions may result in dilutive issuances of equity securities, incurring additional debt and the amortization of expenses related to goodwill and intangible assets. As the consolidation of the banking industry continues, the competition for suitable acquisition candidates will increase. We compete with other banking companies for our acquisition opportunities and many of these competitors have greater financial resources and acquisition experience than we do.

IMPACT OF INTEREST RATE CHANGES

   Like other bank holding companies, we derive our results of operations principally from net interest income -- the difference between interest earned on loans and investments and interest expense paid on deposits and other borrowings. Regional and local economic conditions and the policies of regulatory authorities, including the monetary policies of the Federal Reserve Board, affect interest income and interest expense. While we have taken measures intended to manage the risks of operating in a changing interest rate environment, we cannot assure you that such measures will be effective.

CREDIT RISKS

   As a lender, we are exposed to the risk that our customers will be unable to repay their loans according to their terms and that any collateral securing the payment of their loans may not be sufficient to assure repayment. Credit losses could have a material adverse effect on our operating results. Our credit risk with respect to our consumer installment loan portfolio and commercial loan portfolio relates principally to the general creditworthiness of individuals and businesses within our local markets. Our credit risk with respect to our real estate mortgage and construction loan portfolio relates principally to the general creditworthiness of individuals and the value of real estate serving as security for the repayment of the loans.

REGULATORY RISKS

   The banking industry is heavily regulated. These regulations are primarily intended to protect depositors and the FDIC, not our shareholders or other creditors. Regulations affecting financial institutions are undergoing continuous change, and the ultimate effect of such changes cannot be predicted. Regulations and laws may be modified at any time, and new legislation affecting financial institutions may be proposed and enacted. We cannot assure you that such modifications or new laws will not adversely affect us.

EXPOSURE TO LOCAL ECONOMIC CONDITIONS

   Our success depends to a certain extent upon the general economic conditions of the local markets that we serve. Unlike larger banks which are more geographically diversified, we provide financial and banking services to customers in those markets in Indiana, Kentucky, Illinois and Ohio, including a number of rural markets, where our banks operate. We cannot assure you that favorable economic conditions will exist in such markets.

COMPETITION

   We face substantial competition for deposit, credit and trust relationships, as well as other sources of funding in all of the markets we serve. Competing providers include other national and state banks, thrifts and trust companies, insurance companies, mortgage banking operations, credit unions, finance companies, money market funds and other financial and nonfinancial companies. Many of our competitors have greater financial resources and offer a broader range of services than we do.

RISKS RELATING TO YEAR 2000 PROBLEM

   Many existing computer programs were designed to use only two digits to identify a year in the date field without considering the impact of the upcoming change in the century. If not corrected, critical computer applications could fail or create erroneous results by or at the year 2000. We are committed to a plan for achieving compliance with the risks created by the "Year 2000 problem." We believe that the expenditures required to bring our data processing systems into compliance will not have a materially adverse effect on us. However, the Year 2000 problem is pervasive and complex and can potentially effect any computer process. We cannot assure you that our efforts to remediate our Year 2000 problems (or other persons' efforts to remediate their Year 2000 problems) will be successful.

                                  ABOUT NCBE

GENERAL

   NCBE is a multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended. As of the date of this prospectus, NCBE owned 15 financial institutions operating from a total of 68 locations in Indiana, Illinois, Kentucky and Ohio. NCBE also owns a leasing subsidiary and a property management company.

   NCBE is a legal entity separate and distinct from its bank and nonbank subsidiaries. Accordingly, the right of NCBE, and therefore the right of NCBE's creditors and shareholders, to participate in any distribution of the assets or earnings of such subsidiary is necessarily subject to the prior claims of creditors of such subsidiary except to the extent that claims of NCBE in its capacity as a creditor may be recognized. The principal sources of NCBE's revenues are dividends, interest on loans and fees from such subsidiaries. Federal and state law restricts the ability of certain of such subsidiaries to pay dividends to NCBE.

   As of December 31, 1998, NCBE had total assets of $2.2 billion, total deposits of $1.7 billion and shareholders' equity of $218.3 million.

   NCBE is an Indiana corporation and its principal executive offices are located at 227 Main Street, Evansville, Indiana 47708 and its telephone number is (812) 464-9677.


                                USE OF PROCEEDS

   All of the shares of the common stock, without par value, of NCBE (the "Shares") offered hereby are being sold by the persons identified in the prospectus (the "Selling Shareholders"). NCBE will not receive any of the proceeds from the sale of the Shares. NCBE will pay certain expenses relating to this offering, estimated to be approximately $_________. See "Selling Shareholders."


                             SELLING SHAREHOLDERS

   The following table sets forth certain information regarding ownership of the NCBE Common Stock by the Selling Shareholders as of March __, 1999, including the number of Shares offered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Shareholders may offer all or a portion of the Shares for resale from time to time. See "Plan of Distribution." All of the Shares were issued in connection with the acquisitions by NCBE of Downstate Banking Co. ("DBC") and Commonwealth Commercial Corp. ("CCC") on October 31, 1998 in transactions that were exempt from registration under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) thereof. The registration statement of which this prospectus is a part was filed pursuant to the definitive agreements relating to such acquisitions.

    SELLING SHAREHOLDERS           NUMBER OF             NUMBER OF         SHARES OF COMMON STOCK BENEFICIALLY
                                   SHARES OF             SHARES OF              OWNED AFTER OFFERING (1)
                                 COMMON STOCK          COMMON STOCK
                                 BENEFICIALLY         OFFERED HEREBY
                                OWNED PRIOR TO
                                 OFFERING (1)
                                                                              NUMBER           PERCENT
Downstate National Bank          9,464                   9,464                  0                *
Employee Stock
Ownership Plan
David J. Emerson (2)            76,976                  76,976                  0                *
Patricia Emerson (2)            11,526   (3)            11,526                  0                *
James F. Emerson                 8,648                   8,648                  0                *
Larry Flynn                      2,185                   2,185                  0                *
Jeffery Grimes                   4,551                   4,551                  0                *
Wendel and Wilda Bridges         5,985                   5,985                  0                *
Irma Dell McNay Memorial         3,192                   3,192                  0                *
Trust
R.C. McNay Trust Under Will        798                     798                  0                *
Oscar Dixon (4)(5)                 399                     399                  0                *
Elsie Ervin                      8,778                   8,778                  0                *
L. Barry Keach (4)                 399                     399                  0                *
Anna Sam Cassell Lanter as      39,900                  39,900                  0                *
trustee for the Anna Sam
Cassell Lanter Living Trust
Julia P. Lanter                 27,531                  27,531                  0                *
Mark Lanter                     22,344                  22,344                  0                *
Ottis Paul Lanter as trustee    39,900                  39,900                  0                *
for the Ottis Paul
Lanter Living Trust(4)
Paul C. Lanter (4)              39,102                  39,102                  0                *
Amos J. Lunsford (4)             6,384                   6,384                  0                *
Willie Mathis Jr. (4)              399                     399                  0                *
Loretta E. Norris                2,394                   2,394                  0                *
Helen Webb                       1,995                   1,995                  0                *

* The number of shares indicated does not exceed one percent of the number of shares of Common Stock outstanding.

   (1) Beneficial ownership is determined in accordance with the rules of the Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common
       Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table, each Selling Shareholder named in the table above has sole voting and investment power with respect to the shares set forth opposite such Selling Shareholder's name.

   (2) This person served as a director or executive officer of DBC within the last three years.

   (3) Includes 5,574 shares which may be acquired within 60 days of the date of this prospectus upon the exercise of an outstanding option owned by such Selling Shareholder (the "Option").

   (4) This person served as a director or executive officer of CCC within the last three years.

   (5) This person is currently a director of a subsidiary bank of NCBE.


                             PLAN OF DISTRIBUTION

   All or part of the Shares may be offered by the Selling Shareholders from time to time in transactions on the Nasdaq Stock Market, in privately negotiated transactions, through the writing of options on the Shares, or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. For purposes of this prospectus, the term "Selling Shareholders" includes donees, transferees, pledgees or other successors in interest of or to the Selling Shareholders that receive the Shares as a gift, partnership distribution or other non-sale related transfer. The Selling Shareholders will act independently of NCBE in making decisions with respect to the timing, manner and size of each sale. The methods by which the Shares may be sold or distributed may include, but are not limited to, the following:

      (a)a cross or block trade in which the broker or dealer engaged by the Selling Shareholders will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      (b)purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

      (c)an exchange distribution in accordance with the rules of such exchange;

      (d)ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      (e)privately negotiated transactions;

      (f)short sales or borrowings, returns and reborrowings of the Shares pursuant to stock loan agreements to settle short sales;

      (g)delivery in connection with the issuance of securities by issuers, other than NCBE, that are exchangeable for (whether on an optional or mandatory basis), or payable in, such shares (whether such securities are listed on a national securities exchange or otherwise) or pursuant to which such shares may be distributed; and

      (h)a combination of any such methods of sale or distribution.

   In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from the Selling Shareholders or from the purchasers in amounts to be negotiated immediately prior to the sale. The Selling Shareholders may also sell the Shares in accordance with Rule 144 under the Securities Act or pursuant to other exemptions from registration under the Securities Act.

   If the Shares are sold in an underwritten offering, the Shares may be acquired by the underwriters for their own account and may be further resold from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a prospectus supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the Shares will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Shares specified in such prospectus supplement if any such Shares are purchased. This prospectus also may be used by brokers who borrow the Shares to settle short sales of shares of NCBE Common Stock and who wish to offer and sell such Shares under circumstances requiring use of the prospectus or making use of the prospectus desirable.

   From time to time, the Selling Shareholders may engage in short sales, short sales against the box, puts, calls and other transactions in securities of NCBE, or derivatives thereof, and may sell and deliver the Shares in connection therewith.

   None of the proceeds from the sales of the Shares by the Selling Shareholders will be received by NCBE. NCBE will bear certain expenses in connection with the registration of the Shares being offered by the Selling Shareholders, including all costs incident to the offering and sale of the Shares to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

   The Selling Shareholders, and any broker-dealer who acts in connection with the sale of Shares hereunder, may be deemed to be "underwriters" as that term is defined in the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. NCBE has agreed to indemnify the Selling Shareholders, any underwriters and certain other participants in an underwriting or distribution of the Shares and their directors, officers, employees and agents against certain liabilities, including liabilities arising under the Securities Act.


                                 LEGAL MATTERS

   The validity of the Common Stock offered hereby will be passed upon for NCBE by Baker & Daniels, Indianapolis, Indiana.


                                    EXPERTS

   The consolidated financial statements of NCBE and subsidiaries as of December 31, 1998 and 1997 and each of the three years in the three-year period ended December 31, 1998, incorporated by reference to NCBE's Report on Form 10-K for the year ended December 31, 1998, have been audited by PricewaterhouseCoopers LLP, independent certified public accountants, as set forth in their report and incorporated herein by reference. The financial statements referred to above are incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. All amounts except the Securities and Exchange Commission registration fee are estimated.

ITEM                                                                                    AMOUNT
Registration fee                                                                        $2,350
Blue Sky fees and expenses                                                                                     N/A
Printing and engraving expenses                                                         1,000
Legal fees and expenses                                                                 7,500
Accounting fees and expenses                                                            5,000
Miscellaneous                                                                           1,650
               Total                                                                    $17,500


Item 15.  Indemnification of Directors and Officers.

   The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding to which the director or officer was a party because of serving as a director or officer of the corporation.

   The Registrant may also voluntarily undertake to provide for indemnification of directors, officers and employees of the Registrant against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil, criminal, administrative or investigative, in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors must have determined that such persons acted in good faith in what they reasonably believed to be the best interests of the Registrant (or at least not opposed to its best interests) and, in addition, in any criminal action, had reasonable cause to believe their conduct was lawful (or had no reasonable cause to believe that their conduct was unlawful).

   In addition, the Registrant has a directors' and officers' liability and company reimbursement policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

Item 16.  Exhibits and Financial Statement Schedules.

     (a)Exhibits:   The  list  of  exhibits is incorporated by reference to the
        Index to Exhibits on page E-1.

     (b)Financial Statement Schedules:   All financial statements schedules are
        omitted since the required information is not applicable or is not present in amounts sufficient to require submission of the schedules.


Item 17.  Undertakings.

   1. The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   2. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

   3. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

   PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF EVANSVILLE, STATE OF INDIANA, ON MARCH 25, 1999.

                                          NATIONAL CITY BANCSHARES, INC.

                                          By: /S/ ROBERT D. VANCE
                                             Robert  D. Vance, Interim Chairman
                                             of the Board and Interim Chief
                                             Executive Officer

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert D. Vance and Robert A. Keil and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement, together with all schedules and exhibits thereto and any subsequent registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (ii) take any and all actions which may be necessary and appropriate therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

   PURSUANT   TO  THE  REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,   THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON MARCH 25, 1999:

               SIGNATURE                                                           TITLE
    /S/ ROBERT D. VANCE                               Interim Chairman of the Board, Interim Chief Executive Officer
      Robert D. Vance                                 and Director (Principal Executive Officer)
    /S/ ROBERT A. KEIL                                President, Chief Financial Officer and Director (Principal
      Robert A. Keil                                  Financial Officer)
 /S/ STEPHEN C. BYELICK, JR.                          Secretary and Treasurer (Principal  Accounting Officer)
  Stephen C. Byelick, Jr.
   /S/ JANICE L. BEESLEY                              Director
     Janice L. Beesley
    /S/ BEN L. CUNDIFF                                Director
      Ben L. Cundiff
    /S/ SUSANNE R. EMGE                               Director
      Susanne R. Emge
   /S/ DONALD G. HARRIS                               Director
     Donald G. Harris
   /S/ DR. H. RAY HOOPS                               Director
     Dr. H. Ray Hoops
    /S/ JOHN D. LIPPERT                               Director
      John D. Lippert
   /S/ GEORGE D. MARTIN                               Director
     George D. Martin
  /S/ RONALD G. REHERMAN                              Director
    Ronald G. Reherman
  /S/ LAURENCE R. STEENBERG                           Director
   Laurence R. Steenberg
    /S/ RICHARD F. WELP                               Director
      Richard F. Welp

                               INDEX TO EXHIBITS

         EXHIBIT
           NO.                   DESCRIPTION
          3(a)            Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit
                          3.1 to Form 8-A/A dated June 12, 1998).
          3(b)            By-Laws  of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) to Form
                          10-K for the year ending December 31, 1997).
          4(a)            Agreement  and  Plan  of  Merger  dated  June  30, 1998 among the Registrant, Commonwealth
                          Commercial Corp. and the shareholders of Commonwealth Commercial Corp.
          4(b)            Agreement and Plan of Merger dated July 9, 1998  among  the  Registrant, Downstate Banking
                          Co. and the shareholders of Downstate Banking Co.
            5             Opinion  of  Baker  &  Daniels,  counsel  for Registrant, regarding legality of securities offered hereby.
          23(a)           Consent of PricewaterhouseCoopers LLP.
          23(b)           Consent of Crowe, Chizek & Company LLP.
          23(c)           Consent of Sherman Barber & Mullikin.
          23(d)           Consent of Thurman Campbell & Co.
          23(e)           Consent of Gray Hunter Stenn LLP.
          23(f)           Consent of Baker & Daniels - included in its opinion filed as Exhibit 5.
           24             Power of Attorney - included on page II-3.